Exhibit 10.5

FORM OF

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made effective as of the [•] day of [•], 2023.

BETWEEN:

BRAZIL POTASH CORP., a corporation governed by the laws of the Province of Ontario, Canada (the “Corporation”)

- and -

[•], an individual principally resident in the [•] (the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is or will become a duly elected or appointed director or officer of the Corporation;

B.	The by-laws of the Corporation contemplate that the Corporation shall indemnify the Indemnified Party in certain circumstances;

C.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation; and

D.

The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation, subject to the Corporation providing the Indemnified Party with an indemnity against certain liabilities and coverage under directors’ and officers’ liability insurance, and, in order to induce the Indemnified Party to serve and to continue to so serve, the Corporation has agreed to provide the indemnity in this Agreement, as well as the coverage of the Indemnified Party under the directors’ and officers’ liability insurance in accordance with this Agreement.

THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporations Act (Ontario), as the same exists on the date hereof or may hereafter be amended;

(b)

“Agreement” means this Agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario are closed for business;

(d)

“Claim” includes any civil, criminal, quasi-criminal, administrative, or regulatory action, suit, or proceeding or investigative action of any nature or kind, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation (whether formal or informal), whether completed, current, pending, asserted, threatened, or contemplated, in each case whether instituted by (or in the right of) the Corporation or any governmental agency or any other person or entity, in which the Indemnified Party, by reason of the Indemnified Party being or having been a director or officer of the Corporation, is or may be joined as a party, witness or otherwise, or is or may be liable for or in respect of any Losses related thereto;

(e)

“Expenses” include reasonable attorneys’ fees and all other reasonable direct or indirect costs, charges, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement (which settlement shall have been approved by the Corporation in accordance with the terms hereof), and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, prosecuting, defending, settling, arbitrating, being a witness in or participating in (including on appeal), or preparing to investigate, prosecute, defend, settle, arbitrate, be a witness in or participate in, any Claim relating to any indemnifiable event, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of an Indemnified Party in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement;

(f)

“Losses” includes all liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may actually and reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all Taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(g)	“Parties” means the Corporation and the Indemnified Party together, and “Party” means either one of them;

(h)	“Policy” means the directors’ and officers’ insurance policy maintained by the Corporation in accordance with Article 3 hereof; and

(i)	“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. The Parties hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(d)	Currency – All references to “$”, dollars or currency, unless otherwise notes, are to Canadian dollars.

(e)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(f)

Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

(g)

Corporation – Any references to the Corporation in this Agreement, or to the Indemnified Party’s employment by, or providing services to, the Corporation, shall include any position held by the Indemnified Party in any majority-owned subsidiary of the Corporation or in any other corporation, partnership, joint venture or other entity in which the Indemnified Party serves at the Corporation’s request and/or direction.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation

(a)

General Indemnity – Except as otherwise provided herein, in the event that the Indemnified Party was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) serving or having served as a director or officer of the Corporation, the Corporation agrees to indemnify and hold the Indemnified Party harmless to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses and Expenses which the Indemnified Party may actually and reasonably suffer, sustain, incur or be required to pay in respect of any such Claim; provided that the indemnity provided for in this Article 2 shall not be available if:

(i)	in relation to the subject matter of such Claim, the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation;

(ii)

in the case of a Claim other than a civil proceeding, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct in respect of which the Claim was brought was lawful; or

(iii)	the Claim is brought against the Indemnified Party by or on behalf of the Corporation.

(b)

Taxes – For greater certainty, a Claim subject to indemnification pursuant to Article 2 hereof shall include any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement; provided, however, that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes.

(c)

Indemnity as of Right – Provided that the Indemnified Party is entitled to the indemnity provided for under this Article 2, the Corporation shall indemnify the Indemnified Party, to the fullest extent permitted by law, in respect of all Losses, and Expenses actually and reasonably incurred by the Indemnified Party in respect of any Claim, if after the final disposition of such Claim, the Indemnified Party:

(i)	has not been reimbursed for those Losses and Expenses; and

(ii)	is wholly successful, on the merits or otherwise, in defense or in the outcome of such Claim, or is substantially successful on the merits in the outcome of such Claim.

(d)

Specific Indemnity for Statutory Obligations – Without limiting the generality of the preceding Sections 2.1(a) through 2.1(c) hereof, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal; provided, however, that the indemnity provided for in this Section 2.1(d) shall not be available in the circumstances set out in Sections 2.1(a)(i), 2.1(a)(ii) or 2.1(a)(iii) above.

(e)

Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(f)	Advance of Expenses – Subject to the Corporation receiving a written undertaking from the Indemnified Party that the Indemnified Party shall repay the amounts advanced to or on its behalf by the Corporation if it is ultimately determined that the payment of Expenses is prohibited by this Agreement or the Act, the Corporation shall, at the request of the Indemnified Party, arrange to pay on behalf of or reimburse (but without duplication) the Indemnified Party for any Expenses actually and reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in, or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of a court of competent jurisdiction (if required), to the payment thereof as an indemnity and provided that the Indemnified Party is entitled to the indemnity provided for under this Article 2. In the event it is ultimately determined by a court of competent jurisdiction that (i) the Indemnified Party is prohibited from indemnity under Sections 2.1(a)(i), 2.1(a)(ii) or 2.1(a)(iii) above, or (ii) the Indemnified Party was not entitled to be so fully indemnified under this Article 2, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand.

(g)

Per Diem Charge – In addition to any other amount payable to an Indemnified Party under this Agreement, the Indemnified Party shall be entitled to receive from the Corporation a reasonable per diem payment (the “Per Diem Charge”) for time spent with respect to any Claim for which the Indemnified Party is otherwise entitled to indemnification pursuant to any one of the foregoing provisions of Section 2 of this Agreement. For directors, the Per Diem Charge shall be an amount equal to the greater of $350 per hour up to a maximum of $1,400 per day or the per diem amount payable to directors for directors’ meetings, as set by the board of directors of the Corporation (the “Board of Directors”) and in place at the time the Per Diem Charge is payable. For officers, the Per Diem Charge shall be zero if the Indemnified Party is still employed by the Corporation at the time the Per Diem Charge is payable or has been terminated for cause by the Corporation, and the Per Diem Charge shall be in an amount equal to $350 per hour up to a maximum of $1,400 per day (based on a four-hour day) if the Indemnified Party is not employed by the Corporation at the time the Per Diem Charge is payable other than as a result of termination for cause.

(h)

Review by the Corporation—A determination by the Corporation that the Indemnified Party is not entitled to indemnification pursuant to this Article 2 shall be made only by any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which the Indemnified Party is seeking indemnification (such person or body, the “Reviewing Party”). If there has been no determination by the Reviewing Party within 30 days after written demand is presented to the Corporation, or if the Reviewing Party determines that the Indemnified Party would not be permitted to be indemnified in whole or in part under applicable law, the Indemnified Party shall have the right to commence litigation in any court in the Province of Ontario having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such proceeding.

(i)

Claim Initiated by the Indemnified Party—Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall not be entitled to indemnification, advancement of Expenses or Per Diem Charge pursuant to this Agreement in connection with any Claim initiated by the Indemnified Party, unless (i) the Corporation has joined in or the Board of Directors has authorized or consented to the initiation of such Claim, or (ii) the Claim is one to enforce the Indemnified Party’s rights under this Agreement (including an action pursued by the Indemnified Party to secure a determination that the Indemnified Party should be indemnified under applicable law).

(j)

Application to Court – Notwithstanding any other provision of this Agreement, on the application of the Corporation or the Indemnified Party to a court of competent jurisdiction, the court may do one or more of the following:

(i)	order the Corporation to indemnify the Indemnified Party against any Losses incurred by the Indemnified Party in respect of a Claim;

(ii)	order the Corporation to pay some or all of the Expenses incurred by the Indemnified Party in respect of a Claim;

(iii)	order the enforcement of, or any payment under, this Agreement;

(iv)	order the Corporation to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this Section 2.1(j); or

(v)	make any other order that the court considers appropriate.

2.2	Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by either party to so notify the other of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Indemnified Party or the Corporation, as the case may be.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim brought against the Indemnified Party by or on behalf of the Corporation), the Corporation may, and upon the written request of the Indemnified Party shall, by notice in writing to the Indemnified Party, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, other than pursuant to Section 2.5 hereof, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Estoppel

The Corporation agrees that if it fails to pay, to the extent permitted by law, any costs, charges or expenses hereunder, including such expenses as set forth in Section 2.5 hereof, it is precluded from and shall constitute as an estoppel against any claims made by the Corporation against the Indemnified Party.

2.5	Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity under this Agreement, the Indemnified Party shall have the right to employ separate counsel and consultants of the Indemnified Party’s choosing and to participate in the defence thereof, and, provided that the Indemnified Party acts reasonably in selecting such counsel and consultants and such selection is approved by the Corporation (which approval shall not be unreasonably delayed, conditioned or withheld), all reasonable fees, expenses and disbursements of such counsel and consultants shall be at the Corporation’s expense and shall be paid within 30 days of invoices being submitted to the Corporation.

2.6	No Presumptions

For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction will not create a presumption that the Indemnified Party did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted, unless the Indemnified Party was judged by a court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done.

2.7	Settlement of a Claim

No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, acting reasonably. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent, acting reasonably.

2.8	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the notice of articles or articles of the Corporation, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

ARTICLE 3

INSURANCE

3.1	Insurance

(a)	The Policy – The Corporation shall pay all premiums payable under the Policy and use commercially reasonable efforts to maintain the coverage provided under the Policy.

(b)

Variation of Policy – So long as the Indemnified Party is a director or officer of the Corporation, the Corporation shall not seek to amend or discontinue the Policy or allow the Policy to lapse without the Indemnified Party’s prior written consent, acting reasonably.

(c)

Run-Off Coverage – In the event the Policy is discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six (6) years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on such terms as the Corporation then maintains in existence for its directors and officers, to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the Board of Directors acting reasonably). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy.

(d)

Exclusion of Indemnity – Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been paid to, by or on behalf of, the Indemnified Party under the Policy or any other applicable policy of insurance maintained by the Corporation.

(e)

Directors and Officers Insurance – Following the Indemnified Party ceasing to be a director or officer of the Corporation, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, such that the Indemnified Party’s insurance coverage is, at all times, the same as any insurance coverage the Corporation purchases and maintains for the benefit of its then current directors and officers, from time to time. Notwithstanding the foregoing, if (i) liability insurance coverage for former directors and officers is no longer available, or (ii) it is no longer industry practice among responsible companies to procure liability insurance for former directors and officers and the cost to the Corporation to do so would be commercially unreasonable (as determined by the then Board of Directors acting reasonably), the Corporation shall be relieved of its obligation to procure liability insurance coverage for former directors and officers; provided, that the Corporation procures such level of insurance coverage, if any, as is available for former directors and officers at a commercially reasonable rate and adopts comparable measures to protect its former directors and officers in the circumstances as are adopted by other responsible companies. The onus is on the Corporation to establish that the circumstances described in the previous sentence exist.

(f)

Deductible under Directors and Officers Insurance – If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

ARTICLE 4

MISCELLANEOUS

4.1	Continuance

The Corporation shall give to the Indemnified Party 30 days notice of any application by the Corporation for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Corporation will be continued and the proposed date of continuance. Upon receipt of such notice, the Indemnified Party may require the Corporation to agree to such amendments to this Agreement as the Indemnified Party, acting reasonably, considers necessary or desirable in order to provide the Indemnified Party with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance.

4.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became or becomes a director or officer of the Corporation.

4.3	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 5

GENERAL

5.1	Term

(a)

The obligations of the Corporation under this Agreement, other than under Article 3 hereof, shall continue until the later of: (a) seven (7) years following the date that the Indemnified Party ceases to act as a director or officer of the Corporation; and (b) with respect to any Claim commenced prior to the expiration of such seven (7) year period with respect to which the Indemnified Party is entitled to claim indemnification hereunder, one (1) year after the final termination of that Claim.

(b)	The obligations of the Corporation under Article 3 hereof shall continue until seven (7) years following the date that the Indemnified Party ceases to act as a director or officer of the Corporation.

5.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation.

5.3	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors and administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns (including any direct or indirect successor by reason of amalgamation) of the Corporation.

5.4	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party and the liability of the Corporation under this Agreement shall not be prejudiced, affected, discharged, impaired, mitigated or released by permitting or consenting to, or the discharge or release of the Corporation under, any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Notices

Any notice, request, consent, approval or communication required or permitted to be given to either Party in connection with this Agreement (a “Notice”) shall be in writing and shall be deemed sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

[•]

E-mail:    [•]

(b)	in the case of a Notice to the Corporation at:

198 Davenport Road

Toronto, Ontario, M5R 1J2 Canada

Attention: Matthew Simpson, Chief Executive Officer

E-mail: msimpson@brazilpotash.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day such Notice is delivered or transmitted; provided that if any Notice is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if such Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Either Party may, from time to time, change its contact information for Notice set out in this Section 5.5 by giving Notice to the other Party in accordance with the provisions of this Section 5.5.

5.6	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement, or to evidence any loan or advance made pursuant to Sections 2.1(f) or 2.1(g) hereof.

5.7	Independent Legal Advice

The Indemnified Party acknowledges that (a) the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, (b) the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and (c) the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will, and with full capacity and authority to do so.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or PDF e-mail attachment, and all such counterparts and facsimiles or attachments together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS OF WHICH, the Parties have duly executed this Agreement.

BRAZIL POTASH CORP.

By:
Name: Matthew Simpson Title: Chief Executive Officer

INDEMNIFIED PARTY

[•]